Exhibit 5.1

Brownstein Hyatt Farber Schreck, LLP 702.382.2101 main 100 North City Parkway, Suite 1600 Las Vegas, Nevada 89106

August 22, 2025

Atlas Lithium Corporation

Rua Antonio de Albuquerque, 156-17th Floor

Belo Horizonte, Minas Gerais, Brazil 30.112-010

To the addressee set forth above:

We have acted as local Nevada counsel to Atlas Lithium Corporation, a Nevada corporation (the “Company”), in connection with the filing by the Company, on the date hereof, of an automatic shelf registration statement on Form S-3 (including the Prospectuses (as defined below) contained therein, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration for offering and sale from time to time by the Company of an indeterminate number of the following securities of the Company, with an aggregate offering amount of up to $75,000,000, pursuant to the following prospectuses included therein: (A) the base prospectus (the “Base Prospectus”), relating to (i) shares (the “Base Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which Base Common Shares include any shares of Common Stock issuable upon the conversion of any Preferred Shares (as defined below) convertible into shares of Common Stock; (ii) shares (the “Preferred Shares”, and together with the Base Common Shares, the “Base Shares”) of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”) in one or more series; (iii) warrants to purchase shares of Common Stock and/or shares of Preferred Stock (the “Warrants”, and together with the Base Shares, the “Base Securities”), issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”); and (B) the sales agreement prospectus (together with the Base Prospectus, the “Prospectuses”, and each, a “Prospectus”), relating to shares (the “ATM Shares”, and together with the Base Common Shares, the “Common Shares”) of Common Stock, with a maximum aggregate offering price of $25,000,000, issuable from time to time pursuant to that certain At The Market Offering Agreement, dated as of November 22, 2024 (the “Sales Agreement”), by and between the Company and H.C. Wainwright & Co., LLC, as sales agent. The Base Securities and the ATM Shares are hereinafter collectively referred to as the “Securities”. This opinion letter is being delivered at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the registration of the Securities as described in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions expressed below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Registration Statement and the applicable Prospectus.

For purposes of issuing this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, including the Prospectuses, (ii) the Company’s articles of incorporation and bylaws, each as amended to date (collectively, the “Governing Documents”), and (iii) such agreements (including the Sales Agreement), instruments, corporate records (including resolutions of the board of directors and any committee thereof) and other documents, or forms thereof, as we have deemed necessary or appropriate, and we have obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations, assurances and public filings as we have deemed necessary or appropriate.

www.bhfs.com

Atlas Lithium Corporation

August 22, 2025

Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification:

(A) with respect to the opinions set forth in numbered opinion paragraphs 1 and 2 of this opinion letter, that (i) each agreement, instrument or other document (or form thereof) we have reviewed or which is referenced herein has been or will be duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (ii) any and all agreements, instruments or other documents relating to the offering, issuance or sale of any Base Securities, including, without limitation, any and all underwriting agreements and Warrant Agreements (including each warrant certificate contemplated thereby) (collectively, the “Securities Documents”), have been or will be duly authorized, executed and delivered by the Company and the other parties thereto; (iii) each of the Securities Documents, the form of which has been or will be filed as an exhibit to the Registration Statement, has been or will be executed in substantially the form of such exhibit; (iv) the obligations of each party set forth in the Securities Documents are or will be its valid and binding obligations, enforceable in accordance with their respective terms; (v) no Base Securities have been or will be offered, issued or sold in violation or breach of, nor will any such offering, issuance or sale result in a default under, the Governing Documents, any agreement or instrument that is binding upon the Company, any applicable law, rule or regulation, or any requirement or restriction imposed by any governmental or regulatory agency, authority or body; (vi) the Company has taken or will take all corporate action required in connection with the authorization, offering, issuance and sale of any Base Securities (including, without limitation, any Base Securities or other securities of the Company underlying, or issued or sold pursuant to or upon conversion, exchange or exercise of, any Base Securities or any other agreement or arrangement), all Base Securities have been or will be offered, issued and sold in compliance with all applicable laws, rules and regulations, the Governing Documents and the relevant Securities Documents in effect at all relevant times, and any and all certificates evidencing any Common Shares, Preferred Shares or Warrants are or will be properly signed, registered and delivered, as necessary, in accordance with all applicable laws, rules and regulations, the Governing Documents and the relevant Securities Documents (collectively, “Corporate Proceedings”); (vii) the voting rights, designations, preferences, limitations, restrictions, privileges and relative rights of each series of Preferred Stock (including the Preferred Shares) have been or will be fixed in a certificate of designation relating to such series, duly authorized by the Company’s board of directors, prepared in the form prescribed by applicable law, duly signed by an officer of the Company and properly filed with the Nevada Secretary of State (each, a “Certificate of Designation”), and at no time will the total number of shares of Preferred Stock designated pursuant to all then-effective Certificates of Designation exceed the total number of shares of Preferred Stock then authorized under the Company’s articles of incorporation; (viii) after any issuance of Preferred Shares, the total number of issued and outstanding shares of each series thereof, together with the total number of shares of such series then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement (including pursuant to the terms of any Base Securities), or otherwise, will not exceed the total number of shares of such series then designated under the Certificate of Designation for such series; and (ix) after any issuance of Common Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement (including pursuant to the terms of any Base Securities), or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation;

Atlas Lithium Corporation

August 22, 2025

(B) with respect to the opinion set forth in numbered opinion paragraph 3 of this opinion letter, that (i) the obligations of each party set forth in the Sales Agreement are its valid and binding obligations, enforceable in accordance with their terms; (ii) prior to each issuance of any ATM Shares, the terms agreement under the Sales Agreement with respect to such ATM Shares will be duly authorized, executed and delivered by the Company in accordance with the Sales Agreement; (iii) no ATM Shares have been or will be offered, issued or sold in violation or breach of, nor will any such offering, issuance or sale result in a default under, the Governing Documents, any agreement or instrument that is binding upon the Company, or any requirement or restriction imposed by any governmental or regulatory agency, authority or body; and (iv) after any issuance of ATM Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement (including, without limitation, the Sales Agreement) or arrangement, or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation; and

(C) with respect to all opinions set forth in this opinion letter, that (i) the statements of fact and representations and warranties set forth in the documents we have reviewed are, and at all relevant times will be, true and correct as to factual matters; (ii) each natural person executing a document has or will have sufficient legal capacity to do so; (iii) all documents submitted to us as originals are authentic, the signatures on all documents we reviewed are genuine, and any document submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; and (iv) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or the effect thereon of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Atlas Lithium Corporation

August 22, 2025

Based upon the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1. If and when all Corporate Proceedings have been taken and completed in respect of any offering, issuance or sale of Base Shares, and to the extent such Base Shares have been issued in accordance with all applicable terms and conditions set forth in the relevant Securities Documents and any relevant Certificates of Designation, including proper conversion, exchange or exercise of any relevant Base Securities, and payment in full of all consideration required therefor as authorized by such Corporate Proceedings and prescribed by such Securities Documents, Certificates of Designation and other Base Securities, as applicable, such Base Shares will be duly authorized, validly issued, fully paid and nonassessable.

2. If and when all Corporate Proceedings have been taken and completed in respect of any offering, issuance or sale of Warrants, such Base Securities will be duly authorized.

3. If, when and to the extent any ATM Shares are issued in accordance with the terms of, and in the manner contemplated by, the Sales Agreement, including payment in full to the Company of the consideration for such ATM Shares as required thereunder, and in accordance with the proceedings described in and in the manner contemplated by the Registration Statement, such ATM Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in any laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm therein under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP